Exhibit 99.1

Macquarie Infrastructure Company Reports Second Quarter 2009 Financial Results

Energy-Related Businesses Continue Strong Performance

Airport Services Reflects Stabilizing General Aviation Environment

Net Loss of $29.0 Million Includes Non-Cash Impairment Charges of $58.3 Million and Non-Cash Derivative Gains of $19.7 Million

NEW YORK--(BUSINESS WIRE)--August 6, 2009--Macquarie Infrastructure Company (NYSE: MIC), reported its financial results for the second quarter of 2009 including 4% growth in the amount of cash generated by its businesses. MIC also provided guidance to the market that:

  Cash generated by its gas production and distribution and bulk liquid storage businesses for 2009 would be higher than previously anticipated due to improved operating results and lower capital expenditures;
  Flight activity by general aviation jet aircraft appears to be stabilizing and, combined with the benefits of a cost reduction program at MIC’s airport services business, reaffirms management’s belief that no additional capital will be required by this business; and,
  Its holding company level debt, including the refinance of any balance remaining at the existing March 2010 maturity date, would be fully repaid by the end of 2010, a year earlier than had been forecast at its shareholder meeting in June.

Cash generation was driven by strong performance at MIC’s gas production and distribution and bulk liquid storage businesses. Rate increases on contract renewals along with capital expenditure management drove improved performance at the bulk liquid storage business. Continued solid performance at the gas production and distribution business was attributed primarily to successful margin management in its non-utility operations. The Company’s energy-related businesses have proven, to date, largely resistant to the economic downturn, primarily due to the contracted or utility-like nature of their revenues combined with the essential services they provide.

Results for the airport services business reflect a stabilizing level of general aviation activity overall. General aviation jet flight movements, as measured by take-offs and landings, have been declining throughout the past year, although the rate of decline slowed in the second quarter. Quarterly gross profit reflected a normal decline associated with seasonal reductions in de-icing services and activity at recreational destinations. The decrease in cash generation was partially offset by additional reductions in selling, general and administrative expenses.

MIC reported a net loss of $29.0 million for the quarter. The quarterly earnings again reflect a number of non-cash items including:

  a $58.3 million of pre-tax non-cash impairments in its airport services business that were a result of a decline in the value of certain sites within the airport services business due to lower levels of activity at those locations; partially offset by, a net $19.7 million of non-cash gains in the value of interest rate hedges.

Through six months MIC reported a net loss of $82.0 million.

“While there is much more work to be done to increase shareholder value, I am pleased with the progress made in the second quarter,” said James Hooke, Chief Executive Officer of MIC. “Our businesses continue to generate attractive amounts of cash and we are using the cash to reduce indebtedness and to take advantage of growth opportunities in our bulk liquid storage business.”

MIC recorded consolidated revenue for the second quarter of 2009 of $180.8 million compared with $286.5 million in 2008. The 37% decrease was primarily the result of lower cost of jet fuel in 2009 versus 2008. The lower cost of jet fuel was also a substantial contributor to a decline in revenue of 35% for the six month period. Year to date revenue through June 30, 2009 totaled $365.0 million.

An analysis of gross profit removes the volatility in revenue associated with costs that are typically passed through to customers of infrastructure businesses. Gross profit for the quarter decreased 16% to $90.4 million from $108.1 million in 2008. The decline in gross profit was driven by a reduction in the volume of jet fuel sold compared with the same period in 2008, partially offset by margin expansion in certain businesses. Gross profit for the six months ended June 30 of $178.9 million was 19% lower than the first half of 2008.

The Company believes that its financial results under Generally Accepted Accounting Principles (“GAAP”) alone do not reflect all of the items that management considers in estimating the amount of cash available to reduce debt, make distributions or reinvest in growth projects. As a result MIC discloses “cash available before debt reduction” (“CADR”). The estimation of CADR begins with cash from operations and adjusts for changes in working capital and certain items of dividend income and cash expenditures for the quarter and year to date periods. Results for the Company’s airport parking business have been excluded from both periods as management is pursuing a number of strategic alternatives including a sale of the business, a restructuring or a filing for protection under bankruptcy laws.

MIC’s CADR for the second quarter totaled $31.2 million compared with $30.1 million on the same basis in the second quarter of 2008. The increase in CADR is primarily the result of improved performance at the Company’s bulk liquid storage and gas production and distribution businesses.

Cash Generation

The tables below summarize MIC’s CADR, by segment, for the quarter and year to date periods ended June 30, 2009. CADR for the second quarter of 2009 increased by approximately 4% compared with cash available for distribution reported in second quarter of 2008.

QTD CADR at June 30, 2009 ($ Millions)	Airport Services	District Energy	TGC	MIC LLC	Total	Parking
Cash from operations	8.3	3.0	4.0	6.4	21.7	-1.6
Working capital	1.8	0.2	0.2	-5.3	-3.1	-0.4
Cash from operations adjustments	0.8	-0.1	1.5	-1.7	0.5	0.2
Cash from investing and financing activities	-0.9	0.0	-0.4	13.4	12.1	-0.5
Total cash available before debt reduction	10.0	3.1	5.3	12.8	31.2	-2.3

CADR includes the cash generated and retained by the bulk liquid storage business for the funding of previously approved growth capital expenditures. MIC’s 50% interest in this CADR is shown in the “MIC LLC” column above as a $13.4 million component of cash from investing and financing activities and a $1.5 million component of cash from operations.

Of the $10.0 million in CADR generated by the airport services business during the second quarter, $8.0 million was applied to the pre-payment of the business’ debt facility and $0.8 million was applied to the payment of related interest rate swap breakage fees.

A combined $8.4 million, or $0.19 per share, of CADR was generated by the district energy and gas production and distribution businesses in the second quarter. This cash, along with cash retained during the first quarter, is available to repay a portion of the debt outstanding under the MIC Inc. revolving credit facility.

CADR is also adjusted for changes in working capital since these effects are believed to be temporary. For the quarter these adjustments decreased CADR by approximately $3.1 million.

Cash from investing and financing adjustments recorded in the Total column include a net $4.9 million of cash capital expenditures and a $1.6 million tax adjustment attributable to the gas production and distribution business.

YTD CADR at June 30, 2009 ($ Millions)	Airport Services	District Energy	TGC	MIC LLC	Total	Parking
Cash from operations	20.0	4.8	10.2	4.7	39.7	-2.9
Working capital	-4.7	0.3	1.7	-1.5	-4.2	-0.7
Cash from operations adjustments	0.9	-0.2	1.6	-1.6	0.7	0.2
Cash from investing and financing activities	2.8	0.0	-1.2	18.1	19.7	-1.1
Total cash available before debt reduction	19.0	4.9	12.3	19.7	55.9	-4.5

Through six months the amount of cash available before debt reduction declined by 10% compared with the first half of 2008.

MIC believes that disclosure of EBITDA excluding non-cash items for the Company and each of its operating segments, individually and in consolidation, is meaningful in that it is a key metric relied on by management in evaluating the performance of these entities. EBITDA excluding non-cash items is defined as net income (loss) before interest, taxes, depreciation and amortization and non-cash items, principally goodwill impairments and unrealized gains and losses on derivative instruments. The presentation of EBITDA excluding non-cash items provides additional insight into the performance of the operating companies and their ability to service or reduce debt, to fund existing growth capital projects and/or support distributions up to the MIC holding company.

For the quarter and six months ended June 30, 2008, MIC reported EBITDA. The following tables, reflecting results of operations for the Company’s businesses for the quarter and six months ended June 30, 2008, have been conformed to current period's presentation reflecting EBITDA excluding non-cash items.

Energy-Related Businesses

Bulk Liquid Storage Terminal Business
($000)	2Q’09	2Q’08	%Change	1H’09	1H’08	%Change
Terminal Revenue	77,752	72,899	6.7	161,562	147,123	9.8
Terminal Gross Profit	39,738	33,456	18.8	85,099	69,138	23.1
EBITDA excluding non-cash items*	33,165	29,552	12.2	71,946	59,557	20.8
* See attached tables for a reconciliation of EBITDA excluding non-cash items to net income

Terminal revenue and terminal gross profit increased as a result of an 8% increase in average storage rates and increases in rented storage capacity resulting from tank construction projects completed in the second half of 2008.

Cash flow from operating activities through the second quarter increased to $66.8 million from $41.6 million in 2008. Excess cash flows generated in both the quarter and year to date periods were retained for reinvestment in approved growth projects.

Maintenance and environmental capital expenditures totaled $8.4 million and $16.7 million for the quarter and year to date periods, respectively. The business has revised its forecast spend on maintenance capital expenditures for the full-year 2009 to approximately $55.0 million, from $65.0 to $67.0 million. The decrease reflects primarily the deferral of certain infrastructure-related projects, as well as a deferral of a small number of tank cleanings and inspections.

The business has received a commitment letter for a $30.0 million term loan from a U.S. bank. The commitment is subject to final documentation, completion of due diligence and satisfaction of customary closing conditions. The proceeds of the loan would be used to fund a portion of the growth projects currently underway in the business. The key provisions of the debt would include an interest rate margin of an average of 4.0% over LIBOR and a maturity of June 2012. The bank, in its capacity as agent, may also syndicate up to an additional $170.0 million of financing on the same terms, for a potential total of $200.0 million of proceeds.

Gas Production and Distribution Business
($000)	2Q’09	2Q’08	% Change	1H’09	1H’08	% Change
Revenue	39,804	55,581	(28.4)	81,046	107,939	(24.9)
Gross Profit	13,471	11,316	19.0	28,095	22,704	23.7
EBITDA excluding non-cash items*	7,909	6,994	13.1	17,663	14,040	25.8
* See attached tables for a reconciliation of EBITDA excluding non-cash items to net income

The Company’s gas production and distribution business received interim approval of its August 2008 rate case from the Hawaii Public Utilities Commission during the quarter. The approval allowed the business to commence billing utility customers at new rates on June 11, 2009 and thereafter. The new rates are expected to generate an additional $9.5 million in revenue annually. The rate increase was the first for the utility portion of the business since 2001.

The year on year increase in gross profit was primarily the result of improved contribution margin in the unregulated operations generated by a stable customer base and falling LPG prices.

District Energy Business
($000)	2Q’09	2Q’08	% Change	1H’09	1H’08	% Change
Revenue	12,560	12,797	(1.9)	21,633	21,297	1.6
Gross Profit	4,268	4,721	(9.6)	6,973	7,342	(5.0)
EBITDA excluding non-cash items*	4,925	5,332	(7.6)	8,337	8,356	(0.2)
* See attached tables for a reconciliation of EBITDA excluding non-cash items to net income

Capacity revenue, based on the number of tons of cooling under contract, grew with an increase in the number of customers connected to the system and the step-up in inflation-linked rate escalators over the prior comparable period.

A cooler second quarter this year compared with 2008 reduced cooling demand and consumption revenue and contributed to a decrease in gross profit. The cooler summer in Chicago is likely to result in lower full-year gross profit, although the impact on EBITDA excluding non-cash items is expected to be mitigated by associated reductions in maintenance and repairs.

Aviation-Related Businesses

Airport Services
($000)	2Q’09	2Q’08	% Change	1H’09	1H’08	% Change
Revenue	111,044	198,745	(44.1)	228,225	397,695	(42.6)
Gross Profit	68,799	87,963	(21.8)	143,810	183,231	(21.5)
EBITDA excluding non-cash items*	26,145	35,981	(27.3)	51,114	76,608	(33.3)
* See attached tables for a reconciliation of EBITDA excluding non-cash items to net income

The sequential decline in gross profit (2Q’09 compared with 1Q’09) reflects normal seasonal shifts in activity at recreational destinations and reduced de-icing services partially offset by additional expense reductions. Annualized savings now exceed $27.0 million relative to a normalized second quarter of 2008.

General aviation jet aircraft flight movements at the 68 airports at which the airport services business operates decreased by approximately 22% during the second quarter of 2009 compared with the second quarter of 2008. Industry-wide, general aviation flight movements declined by over 25% during the same period, according to data compiled by the Federal Aviation Administration.

The volume of general aviation jet fuel sold by the business declined by 22% in the second quarter of 2009 compared with the second quarter of 2008. Weighted average margins on fuel sales decreased 1.5% in the quarter, although margins on retail sales increased slightly. The decline reflects, in part, an increase in the proportion of fuel sales to base tenants who typically have agreements to buy fuel at a discount compared with transient aircraft.

The airport services business generated $10.0 million of CADR in the second quarter. In June, approximately $8.0 million of CADR, after interest rate swap breakage fees of $0.8 million, was used to reduce the business’ term loan principal. The business made an additional $6.0 million pre-payment of loan principal and paid swap breakage fees of $0.6 million during the first week of August using excess cash on its balance sheet.

Year to date the business has reduced the principal on its term loan facility by $66.6 million. Including the August pre-payment the ratio of debt to EBITDA , as adjusted, (leverage, as defined in the term loan agreement) of the airport services business is 7.67 times compared with a maximum allowable under its debt facility of 8.25 times.

Airport Parking Business
($000)	2Q’09	2Q’08	% Change	1H’09	1H’08	% Change
Revenue	17,439	19,420	(10.2)	34,046	38,315	(11.1)
Gross Profit	3,826	4,076	(6.1)	47	7,394	(99.4)
EBITDA excluding non-cash items*	2,840	2,715	4.6	4,591	5,105	(10.1)
* See attached tables for a reconciliation of EBITDA excluding non-cash items to net income

Lot utilization, as measured by the number of cars exiting the airport parking business’ facilities, declined 8.5% compared with the second quarter in 2008 and 14.3% year to date. The decline in volume and revenue was partially offset by a fractional increase in average revenue per car in the quarter and an approximately 8% increase in the first half year.

A year over year decline in gross profit was partially offset by decreased rent expense resulting from the purchase of a previously leased property in the first quarter of 2008.

The airport parking business does not have sufficient liquidity or capital resources to pay the aggregate principal amount of its maturing debt obligations and is not expected to be able to refinance its primary debt facility when it matures in September of 2009. MIC does not intend to contribute additional capital to this business other than potentially via obligations that it has guaranteed. Without substantial concessions from its lenders it is likely that this business will default on its obligations and there is doubt regarding the business’ ability to continue as a going concern.

The airport parking business’ impact on MIC going forward is limited to approximately $6.2 million comprising an estimated $0.8 million final interest rate swap guarantee payment and potential payments under a single lease agreement of up to an estimated $5.4 million.

Impairment of Certain Intangible and Long-Lived Assets

MIC recorded non-cash pre-tax impairment charges in the second quarter of 2009 of $58.3 million to write down the carrying value of certain intangible and long-lived assets and a portion of the goodwill related to its airport services business in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”) and Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). These standards require the Company to evaluate intangible assets and long-lived assets for impairment whenever a triggering event occurs.

Per SFAS No. 142 and SFAS No. 144, the Company is required to consider the fair value of its reporting units in its evaluation of impairment. Factors considered in determining fair value for purposes of SFAS 142 include, among other things, the Company’s market capitalization as determined by quoted market prices for its common stock, market values of the Company’s reporting units based on common market multiples for comparable companies, estimations of future discounted cash flows and discount rates that appropriately reflect not only the Company’s businesses, but also the current overall macroeconomic environment.

The Company will continue to monitor the valuation of goodwill, intangibles and other long-lived assets in light of prevailing market conditions.

Conference Call and WEBCAST

When: Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday, August 6, 2009 to review the Company’s results.

How: To listen to the conference call please dial +1(888) 293-6979 (domestic) or +1(719) 457-2713 (international) at least 10 minutes prior to the scheduled start time. Interested parties can also listen to a live webcast of the call. The webcast will be accessible via the Company’s website at www.macquarie.com/mic. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the webcast.

Slides: The Company will prepare materials in support of its conference call presentation. The materials will be available for downloading from the Company website the morning of August 6, 2009 prior to the conference call. A link to the materials will be located on the homepage of the MIC website.

Replay: For interested individuals unable to participate in the conference call, a replay will be available after 2:00 p.m. on August 6, 2009 through August 20, 2009, at +1(888) 203-1112 (domestic) or +1(719) 457-0820 (international), Passcode: 3826141. An online archive of the webcast will be available on the Company’s website for one year following the call.

About Macquarie Infrastructure Company

Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses providing basic, everyday services, to customers in the United States. Its ongoing businesses consist of three energy-related businesses including a 50% indirect interest in a bulk liquid storage terminal business (International-Matex Tank Terminals), a gas production and distribution business (The Gas Company in Hawaii) and a district energy business (Thermal Chicago) as well as an aviation-related airport services business (Atlantic Aviation). The Company is managed by a wholly-owned subsidiary of the Macquarie Group. For additional information, please visit the Macquarie Infrastructure Company website at www.macquarie.com/mic.

Forward-Looking Statements

This filing contains forward-looking statements. We may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond our control including, among other things: changes in general economic or business conditions, our ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement our strategy, our shared decision-making with co-investors over investments including the distribution of dividends, our regulatory environment establishing rate structures and monitoring quality of service, demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks, fuel and gas costs, our ability to recover increases in costs from customers, reliance on sole or limited source suppliers, foreign exchange fluctuations, risks or conflicts of interests involving our relationship with the Macquarie Group and changes in U.S. federal tax law.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC. MIC-G

MACQUARIE INFRASTRUCTURE COMPANY LLC

CONSOLIDATED CONDENSED BALANCE SHEETS
($ In Thousands, Except Share Data)

	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38,052	$68,231
Restricted cash	1,972	1,063
Accounts receivable, less allowance for doubtful accounts of $4,229 and $2,230, respectively	55,170	62,240
Dividends receivable	-	7,000
Other receivables	22	132
Inventories	14,370	15,968
Prepaid expenses	6,720	9,156
Deferred income taxes	3,774	3,774
Land - available for sale	11,931	11,931
Income tax receivable	-	489
Other	11,035	13,440
Total current assets	143,046	193,424
Property, equipment, land and leasehold improvements, net	653,448	673,981
Restricted cash	16,016	19,939
Equipment lease receivables	34,754	36,127
Investment in unconsolidated business	200,408	184,930
Goodwill	516,182	586,249
Intangible assets, net	769,176	812,184
Deferred financing costs, net of accumulated amortization	19,987	23,383
Other	4,345	4,033
Total assets	$2,357,362	$2,534,250

LIABILITIES AND MEMBERS'/STOCKHOLDERS' EQUITY
Current liabilities:
Due to manager - related party	$879	$3,521
Accounts payable	44,895	47,886
Accrued expenses	27,460	29,448
Current portion of notes payable and capital leases	5,949	2,724
Current portion of long-term debt	312,476	201,344
Fair value of derivative instruments	49,817	51,441
Customer deposits	5,671	5,457
Other	9,680	10,785
Total current liabilities	456,827	352,606
Notes payable and capital leases, net of current portion	2,041	2,274
Long-term debt, net of current portion	1,156,461	1,327,800
Deferred income taxes	46,545	65,042
Fair value of derivative instruments	60,226	105,970
Other	47,561	46,297
Total liabilities	1,769,661	1,899,989
Commitments and Contingencies	-	-
Members’/stockholders' equity:
LLC interests, no par value; 500,000,000 authorized; 44,962,809 LLC interests issued and outstanding at June 30, 2009 and 44,948,694 LLC interests issued and outstanding at December 31, 2008	957,406	956,956
Accumulated other comprehensive loss	(61,029)	(97,190)
Accumulated deficit	(312,912)	(230,928)
Total members’/stockholders' equity	583,465	628,838
Noncontrolling interests	4,236	5,423
Total equity	587,701	634,261
Total liabilities and equity	$2,357,362	$2,534,250

MACQUARIE INFRASTRUCTURE COMPANY LLC

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ In Thousands, Except Share and per Share Data)

	Quarter Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Revenue
Revenue from product sales	$89,430	$166,834	$178,622	$326,159
Revenue from product sales - utility	21,414	31,858	41,581	61,257
Service revenue	68,798	86,672	142,350	175,457
Financing and equipment lease income	1,205	1,179	2,397	2,373

Total revenue	180,847	286,543	364,950	565,246

Costs and expenses
Cost of product sales	50,008	119,501	99,275	228,018
Cost of product sales - utility	15,793	26,679	30,610	51,014
Cost of services	24,682	32,289	56,139	65,545
Selling, general and administrative	53,207	61,645	112,686	125,502
Fees to manager - related party	851	4,509	1,313	9,135
Goodwill impairment	53,200	-	71,200	-
Depreciation	9,270	6,315	22,420	13,038
Amortization of intangibles	12,532	10,904	42,797	21,643

Total operating expenses	219,543	261,842	436,440	513,895

Operating (loss) income	(38,696)	24,701	(71,490)	51,351

Other income (expense)
Interest income	34	297	108	770
Interest expense	(26,619)	(25,676)	(57,222)	(51,502)
Equity in earnings and amortization charges of investees	10,028	8,641	15,477	6,552
Gain (loss) on derivative instruments	19,724	(581)	(12,501)	(886)
Other (expense) income, net	(157)	463	1,424	655
Net (loss) income before income taxes and noncontrolling interests	(35,686)	7,845	(124,204)	6,940
Benefit (provision) for income taxes	5,689	364	41,348	(1,000)

Net (loss) income before noncontrolling interests	(29,997)	8,209	(82,856)	5,940

Net loss attributable to noncontrolling interest	(1,039)	(129)	(872)	(408)

Net (loss) income	$(28,958)	$8,338	$(81,984)	$6,348

Basic (loss) earnings per share:	$(0.64)	$0.19	$(1.82)	$0.14
Weighted average number of shares outstanding: basic	44,951,176	44,941,440	44,949,942	44,939,910
Diluted (loss) earnings per share:	$(0.64)	$0.19	$(1.82)	$0.14
Weighted average number of shares outstanding: diluted	44,951,176	44,954,123	44,949,942	44,951,408
Cash distributions declared per share	$-	$0.645	$-	$1.280

MACQUARIE INFRASTRUCTURE COMPANY LLC

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ In Thousands)

	Six Months Ended
	June 30, 2009	June 30, 2008

Operating activities
Net (loss) income before noncontrolling interests	$(82,856)	$5,940
Adjustments to reconcile net (loss) income before noncontrolling interests to net cash provided by operating activities:
Non-cash goodwill impairment	71,200	-
Depreciation and amortization of property and equipment	33,498	18,549
Amortization of intangible assets	42,797	21,643
Equity in earnings and amortization charges of investees	(15,477)	(6,552)
Equity distributions from investees	7,000	6,552
Amortization of debt financing costs	3,396	3,350
Non-cash derivative loss, net of non-cash interest expense	12,501	1,045
Base management fees to be settled in LLC interests	851	-
Equipment lease receivable, net	1,176	1,113
Deferred rent	852	1,071
Deferred taxes	(42,092)	(278)
Other non-cash (income) expenses, net	(245)	587
Changes in other assets and liabilities, net of acquisitions:
Restricted cash	(277)	(266)
Accounts receivable	7,069	(9,661)
Inventories	1,598	(3,222)
Prepaid expenses and other current assets	5,865	3,320
Due to manager - related party	(3,493)	(1,161)
Accounts payable and accrued expenses	(5,121)	7,057
Income taxes payable	98	(850)
Other, net	(1,487)	353
Net cash provided by operating activities	36,853	48,590

Investing activities
Acquisitions of businesses and investments, net of cash acquired	-	(41,914)
Purchases of property and equipment	(12,176)	(39,975)
Return of investment in unconsolidated business	-	7,447
Other	92	229
Net cash used in investing activities	(12,084)	(74,213)

Financing activities
Proceeds from long-term debt	-	5,000
Proceeds from line of credit facilities	3,600	70,650
Offering and equity raise costs paid	-	(65)
Distributions paid to holders of LLC interests	-	(57,528)
Distributions paid to noncontrolling shareholders	(314)	(292)
Payment of long-term debt	(60,806)	(80)
Debt financing costs paid	-	(1,846)
Change in restricted cash	3,292	(354)
Payment of notes and capital lease obligations	(720)	(875)
Net cash (used in) provided by financing activities	(54,948)	14,610

Net change in cash and cash equivalents	(30,179)	(11,013)

Cash and cash equivalents, beginning of period	68,231	57,473

Cash and cash equivalents, end of period	$38,052	$46,460

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:

Accrued purchases of property and equipment	$1,238	$872

Acquisition of equipment through capital leases	$129	$490

Issuance of LLC interests to independent directors	$450	$450

Taxes paid	$541	$2,237

Interest paid	$51,794	$48,572

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ In Thousands, Except Share and per Share Data)

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2009	2008	$	%	2009	2008	$	%
Revenue
Revenue from product sales	$89,430	$166,834	(77,404)	(46.4)	$178,622	$326,159	(147,537)	(45.2)
Revenue from product sales - utility	21,414	31,858	(10,444)	(32.8)	41,581	61,257	(19,676)	(32.1)
Service revenue	68,798	86,672	(17,874)	(20.6)	142,350	175,457	(33,107)	(18.9)
Financing and equipment lease income	1,205	1,179	26	2.2	2,397	2,373	24	1.0

Total revenue	180,847	286,543	(105,696)	(36.9)	364,950	565,246	(200,296)	(35.4)

Costs and expenses
Cost of product sales	50,008	119,501	69,493	58.2	99,275	228,018	128,743	56.5
Cost of product sales - utility	15,793	26,679	10,886	40.8	30,610	51,014	20,404	40.0
Cost of services	24,682	32,289	7,607	23.6	56,139	65,545	9,406	14.4
Gross profit	90,364	108,074	(17,710)	(16.4)	178,926	220,669	(41,743)	(18.9)

Selling, general and administrative	53,207	61,645	8,438	13.7	112,686	125,502	12,816	10.2
Fees to manager - related party	851	4,509	3,658	81.1	1,313	9,135	7,822	85.6
Goodwill impairment	53,200	-	(53,200)	NM	71,200	-	(71,200)	NM
Depreciation	9,270	6,315	(2,955)	(46.8)	22,420	13,038	(9,382)	(72.0)
Amortization of intangibles	12,532	10,904	(1,628)	(14.9)	42,797	21,643	(21,154)	(97.7)

Total operating expenses	129,060	83,373	(45,687)	(54.8)	250,416	169,318	(81,098)	(47.9)

Operating (loss) income	(38,696)	24,701	(63,397)	NM	(71,490)	51,351	(122,841)	NM

Other income (expense)
Interest income	34	297	(263)	(88.6)	108	770	(662)	(86.0)
Interest expense	(26,619)	(25,676)	(943)	(3.7)	(57,222)	(51,502)	(5,720)	(11.1)
Equity in earnings and amortization charges of investees	10,028	8,641	1,387	16.1	15,477	6,552	8,925	136.2
Gain (loss) on derivative instruments	19,724	(581)	20,305	NM	(12,501)	(886)	(11,615)	NM
Other (expense) income, net	(157)	463	(620)	(133.9)	1,424	655	769	117.4
Net (loss) income before income taxes and noncontrolling interests	(35,686)	7,845	(43,531)	NM	(124,204)	6,940	(131,144)	NM
Benefit (provision) for income taxes	5,689	364	5,325	NM	41,348	(1,000)	42,348	NM

Net (loss) income before noncontrolling interests	(29,997)	8,209	(38,206)	NM	(82,856)	5,940	(88,796)	NM

Noncontrolling interests	(1,039)	(129)	910	NM	(872)	(408)	464	113.7

Net (loss) income	$(28,958)	$8,338	(37,296)	NM	$(81,984)	$6,348	(88,332)	NM

NM - Not meaningful

MACQUARIE INFRASTRUCTURE COMPANY LLC RECONCILIATION OF CONSOLIDATED NET (LOSS) INCOME TO CONSOLIDATED EBITDA EXCLUDING NON-CASH ITEMS

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)

	2009	2008	$	%	2009	2008	$	%

Net (loss) income	$(28,958)	$8,338			$(81,984)	$6,348
Interest expense, net	26,585	25,379			57,114	50,732
(Benefit) provision for income taxes	(5,689)	(364)			(41,348)	1,000
Depreciation (1)	9,270	6,315			22,420	13,038
Depreciation - cost of services (1)	2,364	2,765			11,078	5,511
Amortization (2)	12,532	10,904			42,797	21,643
Goodwill impairment	53,200	-			71,200	-
(Gain) loss on derivative instruments	(19,724)	581			12,501	886
50% share of IMTT unrealized (gains) losses on derivative instruments	(12,611)	(9,005)			(14,264)	(145)
EBITDA excluding non-cash items	$36,969	$44,913	(7,944)	(17.7)	$79,514	$99,013	(19,499)	(19.7)

____________________________________

(1) Depreciation - cost of services includes depreciation expense for our district energy business and airport parking business, which are reported in cost of services in our consolidated condensed statements of operations. Depreciation and Depreciation - cost of services do not include step-up depreciation expense of $1.7 million for each quarter in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated condensed statements of operations.

(2) Amortization does not include step-up amortization expense of $283,000 for each quarter related to intangible assets in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated condensed statements of operations.

MACQUARIE INFRASTRUCTURE COMPANY LLC RECONCILIATION OF SEGMENT NET (LOSS) INCOME TO EBITDA EXCLUDING NON-CASH ITEMS AND SEGMENT REVENUE TO CONTRIBUTION MARGIN

Energy–Related Business: Bulk Liquid Storage Terminal Business

	Quarter Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2009	2008	Favorable/(Unfavorable)		2009	2008	Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Terminal revenue	77,752	72,899	4,853	6.7	161,562	147,123	14,439	9.8
Environmental response revenue	4,222	5,331	(1,109)	(20.8)	7,215	9,501	(2,286)	(24.1)
Total revenue	81,974	78,230	3,744	4.8	168,777	156,624	12,153	7.8

Costs and expenses
Terminal operating costs	38,014	39,443	1,429	3.6	76,463	77,985	1,522	2.0
Environmental response operating costs	4,130	4,166	36	0.9	7,930	7,895	(35)	(0.4)
Total operating costs	42,144	43,609	1,465	3.4	84,393	85,880	1,487	1.7

Terminal gross profit	39,738	33,456	6,282	18.8	85,099	69,138	15,961	23.1
Environmental response gross profit (loss)	92	1,165	(1,073)	(92.1)	(715)	1,606	(2,321)	(144.5)
Gross profit	39,830	34,621	5,209	15.0	84,384	70,744	13,640	19.3

General and administrative expenses	6,583	6,365	(218)	(3.4)	12,567	13,195	628	4.8
Depreciation and amortization	13,454	10,323	(3,131)	(30.3)	26,278	20,657	(5,621)	(27.2)
Operating income	19,793	17,933	1,860	10.4	45,539	36,892	8,647	23.4

Interest expense, net	(7,551)	(5,173)	(2,378)	(46.0)	(14,612)	(9,892)	(4,720)	(47.7)
Other (expense) income	(10)	1,194	(1,204)	(100.8)	(168)	1,751	(1,919)	(109.6)
Unrealized gains on derivative instruments	25,222	18,010	7,212	40.0	28,528	290	28,238	NM
Provision for income taxes	(14,959)	(12,418)	(2,541)	(20.5)	(23,898)	(11,462)	(12,436)	(108.5)
Noncontrolling interest	(72)	102	(174)	(170.6)	297	257	40	15.6
Net income	22,423	19,648	2,775	14.1	35,686	17,836	17,850	100.1

Reconciliation of net income to EBITDA excluding non-cash items:
Net income	22,423	19,648			35,686	17,836
Interest expense, net	7,551	5,173			14,612	9,892
Provision for income taxes	14,959	12,418			23,898	11,462
Depreciation and amortization	13,454	10,323			26,278	20,657
Unrealized gains on derivative instruments	(25,222)	(18,010)			(28,528)	(290)
EBITDA excluding non-cash items	33,165	29,552	3,613	12.2	71,946	59,557	12,389	20.8
______________________________________
NM - Not meaningful

Energy–Related Business: Gas Production and Distribution Business

	Quarter Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2009	2008	Favorable/(Unfavorable)		2009	2008	Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Contribution margin
Revenue - utility	21,414	31,858	(10,444)	(32.8)	41,581	61,257	(19,676)	(32.1)
Cost of revenue - utility	13,045	24,078	11,033	45.8	25,330	45,802	20,472	44.7
Contribution margin - utility	8,369	7,780	589	7.6	16,251	15,455	796	5.2

Revenue - non-utility	18,390	23,723	(5,333)	(22.5)	39,465	46,682	(7,217)	(15.5)
Cost of revenue - non-utility	8,131	15,344	7,213	47.0	17,617	29,768	12,151	40.8
Contribution margin - non-utility	10,259	8,379	1,880	22.4	21,848	16,914	4,934	29.2

Total contribution margin	18,628	16,159	2,469	15.3	38,099	32,369	5,730	17.7

Production	1,356	1,295	(61)	(4.7)	2,592	2,512	(80)	(3.2)
Transmission and distribution	3,801	3,548	(253)	(7.1)	7,412	7,153	(259)	(3.6)

Gross profit	13,471	11,316	2,155	19.0	28,095	22,704	5,391	23.7

Selling, general and administrative expenses	5,473	4,423	(1,050)	(23.7)	10,407	8,836	(1,571)	(17.8)
Depreciation and amortization	1,732	1,664	(68)	(4.1)	3,422	3,332	(90)	(2.7)
Operating income	6,266	5,229	1,037	19.8	14,266	10,536	3,730	35.4

Interest expense, net	(2,203)	(2,360)	157	6.7	(4,497)	(4,671)	174	3.7
Other (expense) income	(89)	101	(190)	(188.1)	(25)	172	(197)	(114.5)
Unrealized gains (losses) on derivative instruments	3,452	(129)	3,581	NM	2,802	(150)	2,952	NM
Provision for income taxes	(2,908)	(1,113)	(1,795)	(161.3)	(4,913)	(2,305)	(2,608)	(113.1)
Net income (1)	4,518	1,728	2,790	161.5	7,633	3,582	4,051	113.1

Reconciliation of net income to EBITDA excluding non-cash items:
Net income (1)	4,518	1,728			7,633	3,582
Interest expense, net	2,203	2,360			4,497	4,671
Provision for income taxes	2,908	1,113			4,913	2,305
Depreciation and amortization	1,732	1,664			3,422	3,332
Unrealized (gains) losses on derivative instruments	(3,452)	129			(2,802)	150
EBITDA excluding non-cash items	7,909	6,994	915	13.1	17,663	14,040	3,623	25.8
_____________________________________
NM - Not meaningful

(1) Corporate allocation expense and the federal tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

Energy–Related Business: District Energy Business

	Quarter Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2009	2008	Favorable/(Unfavorable)		2009	2008	Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)

Cooling capacity revenue	5,110	4,828	282	5.8	10,007	9,634	373	3.9
Cooling consumption revenue	5,502	6,073	(571)	(9.4)	7,730	7,841	(111)	(1.4)
Other revenue	743	717	26	3.6	1,499	1,449	50	3.5
Finance lease revenue	1,205	1,179	26	2.2	2,397	2,373	24	1.0
Total revenue	12,560	12,797	(237)	(1.9)	21,633	21,297	336	1.6
Direct expenses — electricity	3,784	3,826	42	1.1	5,388	5,002	(386)	(7.7)
Direct expenses — other (1)	4,508	4,250	(258)	(6.1)	9,272	8,953	(319)	(3.6)
Direct expenses — total	8,292	8,076	(216)	(2.7)	14,660	13,955	(705)	(5.1)
Gross profit	4,268	4,721	(453)	(9.6)	6,973	7,342	(369)	(5.0)
Selling, general and administrative expenses	716	766	50	6.5	1,354	1,758	404	23.0
Amortization of intangibles	341	341	-	-	678	682	4	0.6
Operating income	3,211	3,614	(403)	(11.2)	4,941	4,902	39	0.8
Interest expense, net	(2,471)	(2,608)	137	5.3	(5,035)	(5,152)	117	2.3
Other income	45	46	(1)	(2.2)	94	110	(16)	(14.5)
Unrealized gains on derivative instruments	5,199	48	5,151	NM	3,430	18	3,412	NM
Income tax (provision) benefit	(2,296)	(247)	(2,049)	NM	(1,221)	107	(1,328)	NM
Noncontrolling interest	(174)	(145)	(29)	(20.0)	(341)	(290)	(51)	(17.6)
Net income (loss) (2)	3,514	708	2,806	NM	1,868	(305)	2,173	NM

Reconciliation of net income (loss) to EBITDA excluding non-cash items:
Net income (loss) (2)	3,514	708			1,868	(305)
Interest expense, net	2,471	2,608			5,035	5,152
Income tax provision (benefit)	2,296	247			1,221	(107)
Depreciation	1,502	1,476			2,965	2,952
Amortization of intangibles	341	341			678	682
Unrealized gains on derivative instruments	(5,199)	(48)			(3,430)	(18)
EBITDA excluding non-cash items	4,925	5,332	(407)	(7.6)	8,337	8,356	(19)	(0.2)
______________________________________
NM - Not meaningful

(1) Includes depreciation expense of $1.5 million for each of the quarters ended June 30, 2009 and 2008, and $3.0 million for each of the six month periods ended June 30, 2009 and 2008.

(2) Corporate allocation expense and the federal tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

Aviation-Related Business: Airport Services Business

	Quarter Ended June 30,		Change		Six Months Ended June 30,		Change
	2009	2008	Favorable/(Unfavorable)		2009	2008	Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Fuel revenue	71,040	143,111	(72,071)	(50.4)	139,157	279,477	(140,320)	(50.2)
Non-fuel revenue	40,004	55,634	(15,630)	(28.1)	89,068	118,218	(29,150)	(24.7)
Total revenue	111,044	198,745	(87,701)	(44.1)	228,225	397,695	(169,470)	(42.6)

Cost of revenue
Cost of revenue-fuel	39,468	101,914	62,446	61.3	76,935	193,796	116,861	60.3
Cost of revenue-non-fuel	2,777	8,868	6,091	68.7	7,480	20,668	13,188	63.8
Total cost of revenue	42,245	110,782	68,537	61.9	84,415	214,464	130,049	60.6

Fuel gross profit	31,572	41,197	(9,625)	(23.4)	62,222	85,681	(23,459)	(27.4)
Non-fuel gross profit	37,227	46,766	(9,539)	(20.4)	81,588	97,550	(15,962)	(16.4)
Gross profit	68,799	87,963	(19,164)	(21.8)	143,810	183,231	(39,421)	(21.5)

Selling, general and administrative expenses (1)	42,569	52,308	9,739	18.6	92,483	106,933	14,450	13.5
Goodwill impairment	53,200	-	(53,200)	NM	71,200	-	(71,200)	NM
Depreciation and amortization	19,729	14,487	(5,242)	(36.2)	61,117	29,124	(31,993)	(109.9)
Operating (loss) income	(46,699)	21,168	(67,867)	NM	(80,990)	47,174	(128,164)	NM

Interest expense, net	(16,456)	(15,443)	(1,013)	(6.6)	(36,687)	(31,281)	(5,406)	(17.3)
Other (expense) income	(85)	326	(411)	(126.1)	(213)	310	(523)	(168.7)
Unrealized gains (losses) on derivative instruments	11,520	(356)	11,876	NM	(18,084)	(555)	(17,529)	NM
Benefit (provision) for income taxes	20,844	(2,295)	23,139	NM	54,798	(6,306)	61,104	NM
Net (loss) income (2)	(30,876)	3,400	(34,276)	NM	(81,176)	9,342	(90,518)	NM

Reconciliation of net (loss) income to EBITDA excluding non-cash items:
Net (loss) income (2)	(30,876)	3,400			(81,176)	9,342
Interest expense, net	16,456	15,443			36,687	31,281
(Benefit) provision for income taxes	(20,844)	2,295			(54,798)	6,306
Depreciation and amortization	19,729	14,487			61,117	29,124
Goodwill impairment	53,200	-			71,200	-
Unrealized (gains) losses on derivative instruments	(11,520)	356			18,084	555
EBITDA excluding non-cash items	26,145	35,981	(9,836)	(27.3)	51,114	76,608	(25,494)	(33.3)

NM - Not meaningful

(1) Includes $2.4 million increase in the bad debt reserve in the first quarter of 2009 due to the deterioration of accounts receivable aging and $1.2 million in debt amendment costs incurred in February 2009.

(2) Corporate allocation expense and the federal tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

Aviation–Related Business: Airport Parking Business

	Quarter Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2009	2008	Favorable/(Unfavorable)		2009	2008	Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)

Revenue	17,439	19,420	(1,981)	(10.2)	34,046	38,315	(4,269)	(11.1)
Direct expenses (1)	13,613	15,344	1,731	11.3	33,999	30,921	(3,078)	(10.0)
Gross profit	3,826	4,076	(250)	(6.1)	47	7,394	(7,347)	(99.4)
Selling, general and administrative expenses	3,032	2,912	(120)	(4.1)	5,256	5,606	350	6.2
Amortization of intangibles	-	727	727	NM	-	1,543	1,543	NM
Operating income (loss)	794	437	357	81.7	(5,209)	245	(5,454)	NM
Interest expense, net	(4,464)	(3,749)	(715)	(19.1)	(8,481)	(7,636)	(845)	(11.1)
Other (expense) income	(29)	(11)	(18)	(163.6)	474	61	413	NM
Unrealized (losses) gains on derivative instruments	(327)	81	(408)	NM	(327)	158	(485)	NM
Benefit for income taxes	1,204	1,270	(66)	(5.2)	5,277	2,771	2,506	90.4
Noncontrolling interest	1,213	273	940	NM	1,213	697	516	74.0
Net loss (2)	(1,609)	(1,699)	90	5.3	(7,053)	(3,704)	(3,349)	(90.4)

Reconciliation of net loss to EBITDA excluding non-cash items:
Net loss (2)	(1,609)	(1,699)			(7,053)	(3,704)
Interest expense, net	4,464	3,749			8,481	7,636
Benefit for income taxes	(1,204)	(1,270)			(5,277)	(2,771)
Depreciation (1)	862	1,289			8,113	2,559
Amortization of intangibles	-	727			-	1,543
Unrealized losses (gains) on derivative instruments	327	(81)			327	(158)
EBITDA excluding non-cash items	2,840	2,715	125	4.6	4,591	5,105	(514)	(10.1)
_________________________________________
NM - Not meaningful

(1) Includes depreciation expense of $862,000 and $1.3 million for the quarters ended June 30, 2009 and 2008, respectively, and $8.1 million and $2.6 million for the six month periods ended June 30, 2009 and 2008, respectively. Depreciation expense for the six months period ended June 30, 2009 includes a non-cash impairment charge of $6.4 million.
(2) Corporate allocation expense and other intercompany fees and the federal tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

CONTACT:
Macquarie Infrastructure Company
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Jay A. Davis, 212-231-1825
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